Exhibit 99.1

                            [ALL STAR GAS LOGO]


 FOR IMMEDIATE RELEASE - January 14, 2000
 Lebanon, Missouri


           All Star Gas Corporation announced today that it expects to use its 30 day grace period to pay interest on its $127,000,000 principal amount of its 12-7/8% Senior Secured Notes due 2004.

           On January 14, 2000, the Company advised the Trustee, State Street Bank and Trust Co., that the $8.2 million dollar payment would not be made on January 18, 2000.

           This press release contains statements that are forward looking. These statements are not projections or assured results.


                        For More Information Contact
                  Valeria Schall, Executive Vice President
                                417-532-3103





                          All Star Gas Corporation
                            Post Office Box 303
                         119 West Commercial Street
                          Lebanon, Missouri 65536
                    Phone 417-532-3103 Fax 417-532-8529